EXHIBIT 99.1
PRESS RELEASE

Flex Announces Date for Fourth Quarter and Fiscal 2025 Earnings Call

Austin, TX, April 2, 2025 -- Flex (NASDAQ: FLEX) will announce its fourth quarter and fiscal 2025 financial results before the market opens on Wednesday, May 7, 2025. The company will hold a conference call to discuss the results on the same day at 7:30 AM (CT) / 8:30 AM (ET).

The live webcast presentation will be available on the Flex Investor Relations (IR) website located at investors.flex.com. The webcast replay, along with supporting materials, will be available on the IR website following the conclusion of the event.

About Flex Ltd.
Flex (Reg. No. 199002645H) is the manufacturing partner of choice that helps a diverse customer base design and build products that improve the world. Through the collective strength of a global workforce across 30 countries and responsible, sustainable operations, Flex delivers technology innovation, supply chain, and manufacturing solutions to diverse industries and end markets.

Investors & Analysts
David Rubin
Vice President, Investor Relations
(408) 577-4632
David.Rubin@flex.com

Media & Press
Yvette Lorenz
Director, Corporate PR and Executive Communications
(415) 225-7315
Yvette.Lorenz@flex.com